Exhibit 99


[LOGO]                                                              News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214

                                        For further information, please contact:
                                                              Scott A. Kingsley,
                                                   EVP & Chief Financial Officer
                                                          Office: (315) 445-3121
                                                             Fax: (315) 445-7347

                         COMMUNITY BANK SYSTEM ANNOUNCES
                    FOURTH QUARTER AND 2006 FULL YEAR RESULTS

      Syracuse, N.Y. - January 22, 2007 - Community Bank System, Inc. (NYSE:
CBU) generated quarterly net income of $8.2 million, or $0.27 per share, in the fourth quarter of 2006, consistent with the $0.27 per share reported in the fourth quarter of 2005, despite the inclusion of a $0.01 per share expense related to the accounting for stock options required in 2006. The 2006 results also included a one-time, $2.4 million charge related to the early redemption of fixed rate, trust-preferred obligations ($0.06 per share), as well as $0.5 million of acquisition expenses and special charges ($0.01 per share). Fourth quarter of 2005's results included special charges of $2.9 million related to certain early retirement actions ($0.07 per share). Excluding the non-comparative items described above, fourth quarter 2006's results improved slightly over 2005.

Full-year 2006 earnings of $38.4 million, or $1.26 per share, were 24% below 2005's record earnings of $50.8 million, or $1.65 per share, which included $12.2 million of securities gains ($0.29 per share). For the year, higher non-interest income excluding securities gains, improved asset quality, organic and acquired loan and deposit growth, and proactive operating expense management were offset by an increased cost of funds, lower investment income, and an additional $1.8 million of stock option expenses ($0.05 per share). Cash earnings per share (which excludes the after-tax effect of the amortization of intangible assets and acquisition-related market value adjustments) were $1.44 in 2006, a full $0.18 per share, or 14%, above GAAP-reported results.

"I'm very pleased with the full-year performance of the company that included organic and acquired balance sheet growth, double-digit growth in non-banking revenues, continued improvements in asset quality, and reductions in operating expenses," stated Mark E. Tryniski, President and Chief Executive Officer. "The strength of this performance offset principally all of the decline in net interest margin resulting from the persistently flat yield curve environment. Our personal checking account generation effort that began in April has brought us 22,000 new customer relationships and an annualized increase in total accounts of 14%. We completed two high-quality acquisitions during 2006, with the addition of Elmira Savings & Loan in August, and Ontario National Bank in December. Earlier this month we announced an agreement to acquire Tupper Lake National Bank, which gives us entry into attractive new markets and a geographical extension to the northeastern border of New York State. Lastly, we increased our quarterly dividend by 5.3% in August, underscoring our confidence in our long-term strategies as well as our commitment to maximizing shareholder returns."

Net interest income of $33.7 million for the fourth quarter was consistent with the third quarter, but down 3.6% from $35.0 million in the prior year's fourth quarter. The fourth quarter net interest margin of 3.74% compares to 3.87% for the third quarter of 2006, and 4.12% for the fourth quarter of 2005. Net interest margin for 2006 was 3.91%, compared to 4.17% in 2005, reflecting a higher cost of funds, as well as the impact of the ES&L and ONB acquisitions, which had somewhat lower net interest margin attributes. Earning asset yields in 2006 were 30 basis points above 2005, while the cost of funds increased 58 basis points, year-over-year, resulting in net margin compression.

Non-interest income (excluding securities gains and debt extinguishment charges) increased $0.4 million, or 3.3%, over the fourth quarter of 2005. Our employee benefits administration and consulting business posted a 16% increase in revenues over the prior year's fourth quarter on the strength of new clients and enhanced product offerings to both new and existing clients, resulting in a full-year improvement of $2.0 million, or 18%. Revenues from deposit services increased 4.6% over the prior year, stimulated by account growth from an enhanced suite of checking account products introduced in the second quarter. The inverted yield curve experienced in 2006 served to confirm the prudence of our decision in 2005 to reposition our balance sheet to achieve a more favorable interest rate sensitivity profile through gain-generating securities sales.

Quarterly operating expenses (excluding special charges and acquisition expenses, and stock option expenses) increased less than 1%, year-over-year, from $31.5 million in 2005 to $31.8 million in the fourth quarter of 2006. Additionally, excluding the incremental operating expenses related to the ES&L and ONB transactions, both quarterly and full-year operating expenses actually declined from 2005.

The company's effective income tax rate of 20.6% in the fourth quarter of 2006 was down from 24.4% in the third quarter, and 24.1% in the fourth quarter of 2005, due principally to fluctuations in the proportion of tax-exempt income, as well as the impact of the debt extinguishment charge incurred during the quarter.

Financial Position

Average earning assets of $4.0 billion for the fourth quarter were up $127.6 million from the third quarter of 2006, reflecting $110.3 million of organic and acquired loan growth, and a $17.3 million increase in investment securities, primarily short-term/cash equivalent instruments. Compared to the fourth quarter of 2005, average earning assets increased $263.3 million, comprised entirely of acquired and organic increases in loans. Ending deposits grew $29.5 million in the fourth quarter, compared to the third quarter, and were up $184.8 million from the end of 2005, a 6.2% increase. Total borrowings, net of invested cash equivalents, increased $53.2 million from December 31, 2005, reflective of the two, all-cash acquisitions completed in 2006, as well as the issuance of additional trust preferred securities.

In December 2006 the company issued $75 million of trust preferred securities at an annual rate equal to the three-month LIBOR rate plus 1.65%. The securities mature on December 15, 2036, and can be called without penalty beginning on December 15, 2011. The net proceeds of the offering will be used for general corporate purposes including the early redemption of the company's $30 million of fixed-rate trust preferred securities in January 2007. The company also entered into a five-year, interest rate swap agreement to convert the variable rate of the trust preferred issuance into a fixed rate of 6.43%.

Asset Quality

As of December 31, 2006, the company's non-performing loan ratio was 0.47%, consistent with the end of the third quarter, and improved from 0.55% a year ago. The year-end 2006 delinquency ratio was 1.33%, 0.13% better than the 1.46% reported a year ago. The charge-off ratio was 0.21% (of total loans) for the fourth quarter, compared to 0.17% in the third quarter, and 0.35% for last year's fourth quarter. The full-year charge-off ratio in 2006 was 0.24%, a meaningful improvement from 0.33% in 2005. The ratio of allowance for loan losses to total loans at the end of the fourth quarter was 1.34%, consistent with the levels reported over the last nine quarters. The loan loss provision for the quarter of $1.4 million was slightly higher than the $1.3 million reported in the third quarter, but $0.8 million lower than the fourth quarter of 2005. The full-year provision of $6.6 million was $1.9 million below the $8.5 million recorded in 2005, and was $0.5 million above full-year net charge-offs. The company's enhanced credit risk management programs and continued emphasis on disciplined underwriting standards continue to have favorable impacts on the asset quality profile.

Stock Repurchase Program

During 2006 the company purchased 259,000 of its common shares, at an aggregate cost of $5.5 million, under the previously announced 1.5 million-share repurchase program. In December, the Board of Directors approved an extension of the existing program (with 647,000 shares available), and also approved an additional 900,000-share authorization. Both programs expire on December 31, 2008.

Outlook

Mr. Tryniski commented, "Our 2007 forecast reflects the continuation of a flat or inverted yield curve environment and our expectation of continued reductions in our securities portfolio from contractual cash flows. Consistent with our fourth quarter results, we expect our 2007 full-year net interest margin to be 10 - 15 basis points below the 3.91% reported in 2006, with continued organic loan and deposit growth. We expect our asset quality profile to remain stable, and to continue to closely manage operating expenses."

Conference Call Scheduled

A conference call will be held with company management at 11:00 a.m. (ET) on Tuesday, January 23, 2007, to discuss the above results at 1-866-838-2057. An audio recording will be available one hour after the call until March 31, 2007, and may be accessed at 1-888-284-7564 (access code 203909). Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=37319.

This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost. This earnings release, including supporting financial tables, is available within the Investor Relations / News & Media section of the company's website at: www.communitybankna.com.

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y., with $4.5 billion in assets and over 130 customer facilities. Its wholly-owned banking subsidiary operates as Community Bank, N.A. across Upstate New York, and as First Liberty Bank & Trust throughout Northeastern Pennsylvania. Its other subsidiaries include: BPA-Harbridge, which provides actuarial, administration, consulting and daily valuation recordkeeping services for benefit plans from offices in Upstate New York, New England, and Pennsylvania; Community Investment Services, Inc., a broker-dealer delivering financial products throughout the company's branch network; and Nottingham Advisors, a wealth management and advisory firm with offices in Buffalo, NY, and North Palm Beach, Fla. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

Summary of Financial Data
(Dollars in thousands, except per share data)

------------------------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended                  Year to Date
                                                            ------------------------------------------------------------
-----------------------------------------------------------  December 31,    December 31,   December 31,    December 31,
Earnings                                                         2006            2005           2006            2005
------------------------------------------------------------------------------------------------------------------------
Loan income                                                   $ 45,543        $ 38,816       $ 167,113       $ 147,608
Investment income                                               16,057          16,379          64,788          71,836
  Total interest income                                         61,600          55,195         231,901         219,444
Interest expense                                                27,877          20,198          97,092          75,572
  Net interest income                                           33,723          34,997         134,809         143,872
Provision for loan losses                                        1,410           2,250           6,585           8,534
  Net interest income after provision for loan losses           32,313          32,747         128,224         135,338
Deposit service fees                                             7,347           7,264          28,348          27,108
Other banking services                                             564             616           2,730           2,793
Trust, investment and asset management fees                      1,765           1,844           7,396           7,307
Benefit plan administration, consulting and actuarial fees       3,398           2,937          13,205          11,193
Gain (loss) on investment securities & debt extinguishment      (2,403)              0          (2,403)         12,195
  Total non-interest income                                     10,671          12,661          49,276          60,596
Salaries and employee benefits                                  16,763          16,223          65,497          65,059
Professional fees                                                1,083           1,327           4,351           4,540
Stock option expense                                               392               0           1,848               0
Occupancy and equipment and furniture                            4,331           4,401          17,884          17,756
Amortization of intangible assets                                1,525           1,604           6,027           7,125
Other                                                            8,134           7,981          30,949          29,966
Special charges/acquisition expenses                               492           2,895             647           2,943
  Total operating expenses                                      32,720          34,431         127,203         127,389
Income before income taxes                                      10,264          10,977          50,297          68,545
Income taxes                                                     2,112           2,651          11,920          17,740
   Net income                                                 $  8,152        $  8,326       $  38,377       $  50,805
Basic earnings per share                                      $   0.27        $   0.28       $    1.28       $    1.68
Diluted earnings per share                                    $   0.27        $   0.27       $    1.26       $    1.65
Diluted earnings per share-cash (1)                           $   0.31        $   0.32       $    1.44       $    1.84
------------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                            ------------------------------------------------------
                                                                                  2006                      2005
                                                            ------------------------------------------------------
                                                             4th Qtr      3rd Qtr    2nd Qtr    1st Qtr    4th Qtr
------------------------------------------------------------------------------------------------------------------
Earnings
------------------------------------------------------------------------------------------------------------------
Loan income                                                  $45,543      $43,482    $39,760    $38,328    $38,816
Investment income                                             16,057       15,679     16,722     16,330     16,379
  Total interest income                                       61,600       59,161     56,482     54,658     55,195
Interest expense                                              27,877       25,369     22,873     20,973     20,198
  Net interest income                                         33,723       33,792     33,609     33,685     34,997
Provision for loan losses                                      1,410        1,300      1,725      2,150      2,250
  Net interest income after provision for loan losses         32,313       32,492     31,884     31,535     32,747
Deposit service fees                                           7,347        7,329      7,063      6,609      7,264
Other banking services                                           564        1,329        361        476        616
Trust, investment and asset management fees                    1,765        1,815      1,766      2,050      1,844
Benefit plan administration, consulting and actuarial fees     3,398        3,271      3,155      3,381      2,937
Gain (loss) on investment securities & debt extinguishment    (2,403)           0          0          0          0
  Total non-interest income                                   10,671       13,744     12,345     12,516     12,661
Salaries and employee benefits                                16,763       16,332     16,004     16,398     16,223
Professional fees                                              1,083        1,119      1,108      1,041      1,327
Stock option expense                                             392          409        421        626          0
Occupancy and equipment and furniture                          4,331        4,346      4,448      4,759      4,401
Amortization of intangible assets                              1,525        1,520      1,489      1,493      1,604
Other                                                          8,134        7,960      7,737      7,118      7,981
Special charges/acquisition expenses                             492          154          1          0      2,895
  Total operating expenses                                    32,720       31,840     31,208     31,435     34,431
Income before income taxes                                    10,264       14,396     13,021     12,616     10,977
Income taxes                                                   2,112        3,517      3,137      3,154      2,651
     Net income                                              $ 8,152      $10,879    $ 9,884    $ 9,462    $ 8,326
Basic earnings per share                                     $  0.27      $  0.36    $  0.33    $  0.32    $  0.28
Diluted earnings per share                                   $  0.27      $  0.36    $  0.33    $  0.31    $  0.27
Diluted earnings per share-cash (1)                          $  0.31      $  0.40    $  0.37    $  0.35    $  0.32
-------------------------------------------------------------------------------------------------------------------
Profitability
-------------------------------------------------------------------------------------------------------------------
Return on assets                                                0.73%        1.01%      0.95%      0.93%      0.80%
Return on equity                                                6.89%        9.44%      8.76%      8.38%      7.21%
Non-interest income/operating income (FTE) (2)                  25.9%        26.8%      24.8%      25.2%      24.7%
Efficiency ratio (3)                                            60.8%        58.8%      59.8%      60.3%      58.5%
-------------------------------------------------------------------------------------------------------------------
Components of Net Interest Margin (FTE)
-------------------------------------------------------------------------------------------------------------------
Loan yield                                                      6.80%        6.77%      6.60%      6.49%      6.42%
Investment yield                                                5.96%        5.94%      6.17%      6.10%      6.01%
Earning asset yield                                             6.52%        6.49%      6.45%      6.35%      6.28%
Interest-bearing deposit rate                                   2.70%        2.55%      2.38%      2.19%      2.02%
Short-term borrowing rate                                       3.91%        4.21%      3.63%      3.61%      3.33%
Long-term borrowing rate                                        5.80%        5.70%      5.60%      5.62%      5.67%
Cost of all interest-bearing funds                              3.32%        3.15%      2.96%      2.80%      2.63%
Cost of funds (includes DDA)                                    2.84%        2.68%      2.50%      2.34%      2.20%
Net interest margin (FTE)                                       3.74%        3.87%      4.00%      4.06%      4.12%
Fully tax-equivalent adjustment                              $ 3,743      $ 3,764    $ 3,747    $ 3,464    $ 3,512
-------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                             -----------------------------------------------------------------------
                                                                                        2006                                2005
                                                             -----------------------------------------------------------------------
                                                               4th Qtr         3rd Qtr        2nd Qtr        1st Qtr       4th Qtr
------------------------------------------------------------------------------------------------------------------------------------
Average Balances
------------------------------------------------------------------------------------------------------------------------------------
Loans                                                        $2,668,442      $2,558,137     $2,425,763     $2,400,926    $2,406,094
Taxable investment securities                                   797,541         776,028        803,536        787,664       782,820
Nontaxable investment securities                                508,467         512,721        518,309        522,112       522,276
 Total interest-earning assets                                3,974,450       3,846,886      3,747,608      3,710,702     3,711,190
Total assets                                                  4,423,468       4,272,052      4,167,403      4,144,391     4,154,774
Interest-bearing deposits                                     2,576,041       2,540,150      2,460,781      2,410,348     2,382,620
Short-term borrowings                                           160,262         125,013        127,208        163,940       232,157
Long-term borrowings                                            599,121         534,811        509,102        468,884       427,082
 Total interest-bearing liabilities                           3,335,424       3,199,974      3,097,091      3,043,172     3,041,859
Noninterest-bearing deposits                                    558,439         557,398        565,651        588,957       596,065
Shareholders' equity                                            469,127         456,996        452,408        458,163       457,947
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                    $  232,032      $  119,430     $  124,453     $  121,795    $  114,605
Investment securities                                         1,229,271       1,250,251      1,253,202      1,307,041     1,303,117
Loans:
 Consumer mortgage                                              912,505         890,939        822,235        814,885       815,463
 Business lending                                               960,034         953,808        827,021        820,722       819,605
 Consumer installment                                           829,019         816,815        795,010        772,614       776,701
  Total loans                                                 2,701,558       2,661,562      2,444,266      2,408,221     2,411,769
Allowance for loan losses                                        36,313          35,517         32,900         32,720        32,581
Intangible assets                                               246,136         239,635        221,896        223,385       224,878
Other assets                                                    125,113         137,099        128,263        131,808       130,741
  Total assets                                                4,497,797       4,372,460      4,139,180      4,159,530     4,152,529
Deposits                                                      3,168,299       3,138,774      3,039,038      3,063,022     2,983,507
Borrowings                                                      647,481         628,412        512,997        506,241       572,588
Subordinated debt held by unconsolidated subsidiary trusts      158,014          80,545         80,530         80,517        80,502
Other liabilities                                                62,475          60,130         55,039         54,348        58,337
 Total liabilities                                            4,036,269       3,907,861      3,687,604      3,704,128     3,694,934
Shareholders' equity                                            461,528         464,599        451,576        455,402       457,595
 Total liabilities and shareholders' equity                   4,497,797       4,372,460      4,139,180      4,159,530     4,152,529
Assets under management or administration                    $3,153,576      $2,944,725     $2,713,423     $2,642,226    $2,505,966
------------------------------------------------------------------------------------------------------------------------------------
Capital
------------------------------------------------------------------------------------------------------------------------------------
Tier 1 leverage ratio                                              8.79%           7.26%          7.73%          7.68%         7.57%
Tangible equity / tangible assets                                  5.07%           5.44%          5.86%          5.89%         5.93%
Accumulated other comprehensive income                           (4,697)          3,798         (3,638)         3,495         8,420
Diluted weighted average common shares O/S                       30,454          30,334         30,308         30,479        30,516
Period end common shares outstanding                             30,020          29,867         29,850         29,908        29,957
Cash dividends declared per common share                     $     0.20      $     0.20     $     0.19     $     0.19    $     0.19
Book value                                                        15.37           15.56          15.13          15.23         15.28
Tangible book value                                                7.17            7.53           7.69           7.76          7.77
Common stock price (end of period)                                23.00           22.16          20.17          22.33         22.55
------------------------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                            -----------------------------------------------------------
                                                                                  2006                           2005
                                                            -----------------------------------------------------------
                                                              4th Qtr     3rd Qtr      2nd Qtr     1st Qtr     4th Qtr
-----------------------------------------------------------------------------------------------------------------------
Asset Quality
-----------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                              $11,382     $11,414      $10,327     $13,701     $12,232
Accruing loans 90+ days delinquent                              1,207       1,133          765       1,213       1,075
 Total nonperforming loans                                     12,589      12,547       11,092      14,914      13,307
Other real estate owned (OREO)                                  1,838       1,320        1,353       1,613       1,048
  Total nonperforming assets                                   14,427      13,867       12,445      16,527      14,355
Net charge-offs                                                 1,400       1,115        1,545       2,011       2,129
Loan loss allowance/loans outstanding                           1.34%       1.33%        1.35%       1.36%       1.35%
Nonperforming loans/loans outstanding                           0.47%       0.47%        0.45%       0.62%       0.55%
Loan loss allowance/nonperforming loans                          288%        283%         297%        219%        245%
Net charge-offs/average loans                                   0.21%       0.17%        0.26%       0.34%       0.35%
Loan loss provision/net charge-offs                              101%        117%         112%        107%        106%
Nonperforming assets/loans outstanding plus OREO                0.53%       0.52%        0.51%       0.69%       0.59%
-----------------------------------------------------------------------------------------------------------------------

(1) Excludes the after-tax effect of amortization of intangible assets and market value adjustment amortization on acquired loans and deposits.

(2)   Excludes gain (loss) on investment securities & debt extinguishment.

(3) Excludes intangible amortization, acquisition expenses/special charges and gain(loss) on investment securities & debt extinguishment.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.